UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2021 (July 26, 2021)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2022 Annual Cash Incentive Plan

On July 26, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Misonix, Inc. (the “Company”), approved the terms and conditions of the Company’s fiscal year 2022 annual cash incentive plan (the “2022 Plan”) for certain officers of the Company, including certain of the Company’s named executive officers. The terms of the 2022 Plan are similar to those of the Company’s fiscal year 2021 annual cash incentive plan. The 2022 Plan was designed to align the interests of plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program.

Awards to Stavros G. Vizirgianakis or Joseph P. Dwyer (collectively, “Participating NEOs”), named executive officers of the Company, under the 2022 Plan will be based on the Company achieving targets for Fiscal 2022 revenue and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels as well as individual performance goals. The target cash incentive award opportunity available to Participating NEOs under the 2022 Plan is calculated as a percentage of Participating NEOs’ base salary, all in accordance with the terms of each such officer’s existing employment agreement. The full target cash incentive award opportunity at the 100% achievement level will be awarded upon the occurrence of a change of control of the Company. In addition, any payouts under the 2022 Plan to Participating NEOs will be required to be returned to the Company upon any violation of non-competition covenants in their respective existing employment agreements.

Under the 2022 Plan, target award opportunities for Participating NEOs are as follows: Stavros G. Vizirgianakis ($324,750) and Joseph P. Dwyer ($148,500). Performance is measured at the end of the fiscal year 2022. Actual revenue and EBITDA annual performance will be compared to the threshold, target and maximum performance goals.

Allan Staley Severance Agreement

On August 2, 2021 the Company delivered a notice of nonrenewal and letter agreement (the “Employment Letter”) to Allan Staley, the President and a named executive officer of the Company. As a result of the Employment Letter and pursuant to the terms of his Amended and Restated Employment Agreement, dated May 2, 2019, between Mr. Staley and New Misonix, Inc., the Employment Agreement will end on September 27, 2021 and will not be renewed. Also pursuant to the Employment Letter, Mr. Staley will continue at the Company as Vice President of Reimbursement and Market Access at his current base salary of $295,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Notice of Nonrenewal and Letter Agreement, dated August 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021	MISONIX, INC.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Chief Financial Officer